EXHIBIT 3.1


                                STATE OF DELAWARE
                            CERTIFICATE OF AMENDMENT
                                       OF
                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                           IMMTECH INTERNATIONAL, INC.
                               (the "Corporation")

The Corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That at a meeting of the Board of Directors of Immtech International, Inc., resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Amended and Restated Certificate of Incorporation of this Corporation be amended by changing the Article thereof numbered "FIRST" so that, as amended, said Article shall be and read as follows:

         "The name of the Corporation is Immtech Pharmaceuticals, Inc."

SECOND: That thereafter, pursuant to resolution of its Board of Directors, the annual meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of
Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed this 22nd day of March, 2006.



                                      By:  /s/ Eric L. Sorkin
                                         --------------------------------------
                                         Authorized Officer
                                         Chief Executive Officer and
                                         Chairperson of the Board of Directors
                                         Eric L. Sorkin